                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO.1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  September 1, 1999


                              Inamed Corporation
--------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


Delaware                            001-09741                       59-0920629
--------------------------------------------------------------------------------
(State or Other Juris-              (Commission File             (IRS Employer
diction of Incorporation)           Number)                Identification No.)


5540 Ekwill Street - Suite D, Santa Barbara, California             93111-2919
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number:   (805) 692-5400


                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Inamed Corporation (the "Company"), hereby files this Amendment No. 1 to its Current Report on Form 8-K, filed with the Commission on September 15, 1999, and supplies financial information on Collagen Aesthetics Inc. ("Collagen") and pro forma information reflecting the Company's acquisition of Collagen on September 1, 1999.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Financial Statements of Business Acquired:

      The financial statements of Collagen required to be set forth herein are attached hereto as Annex A and are incorporated herein by reference.

(b)   Pro Forma Financial Information:

      The pro forma financial statements of the Company required to be set forth herein are attached hereto as Annex B and are incorporated herein by reference.

(c)   Exhibits:

Exhibit           Description

2.1 Agreement and Plan of Merger, dated as of July 31, 1999, by and among Inamed Corporation, Inamed Acquisition Corporation and
            Collagen Aesthetics, Inc. (incorporated by reference to Exhibit
            (c)(1) to Schedule 14D-1 filed by Inamed Corporation and Inamed
            Acquisition Corporation with the Commission on August 4, 1999).

4.1         Loan Agreement, dated as of September 1, 1999, among Inamed
            Corporation and Inamed Acquisition Corporation, as Borrowers, the
            Initial Lenders named therein, as Initial Lenders, and Ableco
            Finance LLC, as Administrative Agent.*

99.1        Press Release issued by Inamed Corporation, dated September 2,
            1999.*

          * Previously filed as an exhibit to the Current Report on Form 8-K filed with the Commission on September 15, 1999.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          INAMED CORPORATION


Date:  November 8, 1999                   By: /s/ Ilan K. Reich
                                          ---------------------
                                              Name: Ilan K. Reich
                                              Title: President

                                                                         ANNEX A

ITEM 7(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Collagen Aesthetics, Inc.

     We have audited the accompanying consolidated balance sheets of Collagen Aesthetics, Inc. (formerly Collagen Corporation) as of June 30, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conduct our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a text basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position for Collagen Aesthetics, Inc. (formerly Collagen Corporation) at June 30, 1999 and 1998, and the consolidated results of its operations and its cash flows, for each of the three years in the period ended June 30, 1999 in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP
Palo Alto, California
July 30, 1999

                           COLLAGEN AESTHETICS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                     JUNE 30,
                                                              ----------------------
                                                                1999         1998
                                                              ---------    ---------
                                                              (IN THOUSANDS, EXCEPT
                                                               SHARE AND PER SHARE
                                                                     AMOUNTS)
ASSETS
  Current assets:
     Cash and cash equivalents..............................  $ 16,741     $  7,916
     Short-term investments.................................     7,890        8,011
     Accounts receivable, less allowance for doubtful
      accounts ($439 in 1999 and $505 in 1998)..............    14,283       13,764
     Inventories, net.......................................    11,690       12,101
     Inventories of discontinued operations, net............        --          417
     Other current assets, net..............................     7,455       11,016
                                                              --------     --------
          Total current assets..............................    58,059       53,225
  Property and equipment, net...............................    12,877       14,448
  Intangible assets, net....................................     8,877        6,861
  Investment in Boston Scientific Corporation...............        --       73,979
  Investment in Devices, Inc................................        --        7,027
  Investment in Pharming, B.V...............................        --        7,010
  Loans to officers and employees, net......................        54          259
  Other investments and assets, net.........................     5,967        3,530
                                                              --------     --------
                                                              $ 85,834     $166,339
                                                              ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
     Accounts payable.......................................  $  7,206     $  3,561
     Accrued compensation...................................     3,166        4,749
     Accrued liabilities....................................     6,871       11,913
     Provision for disposal of discontinued operations,
      current...............................................     4,431        1,193
     Income taxes payable...................................    15,666       10,606
     Liabilities of discontinued operations, net............        --          781
                                                              --------     --------
          Total current liabilities.........................    37,340       32,803
Long-term liabilities:
  Deferred income taxes.....................................        --       30,589
  Provision for disposal of discontinued operations,
     long-term..............................................     5,495          914
  Other long-term liabilities...............................     1,170        1,393
                                                              --------     --------
          Total long-term liabilities.......................     6,665       32,896
Commitments and contingencies...............................
Minority interest...........................................        --           --
Stockholders' equity:
  Preferred stock, $.01 par value, authorized: 5,000,000
     shares; none issued or outstanding.....................        --           --
  Common shares, $.01 par value, authorized: 28,950,000
     shares, issued: 11,046,359 shares (10,937,830 shares in
     1998), outstanding: 8,592,359 shares (8,864,930 shares
     in 1998)...............................................       110          109
  Additional paid-in capital................................    56,036       69,619
  Retained earnings.........................................    34,710       32,128
  Cumulative translation adjustment.........................    (2,084)      (2,030)
  Unrealized gain on available-for-sale investments.........        --       43,833
  Treasury stock, 2,454,000 shares in 1999 (2,072,900 shares
     in 1998)...............................................   (46,943)     (43,019)
                                                              --------     --------
          Total stockholders' equity........................    41,829      100,640
                                                              --------     --------
                                                              $ 85,834     $166,339
                                                              ========     ========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                           COLLAGEN AESTHETICS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                        YEAR ENDED JUNE 30,
                                                              ----------------------------------------
                                                                 1999           1998           1997
                                                              -----------    -----------    ----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Product sales.............................................   $ 86,389       $ 82,772       $68,335
Costs and expenses:
  Cost of sales.............................................     24,559         23,958        17,223
  Selling, general and administrative.......................     41,120         42,535        38,792
  Research and development..................................      7,889         22,715        14,087
  Restructuring expense.....................................         --          1,541            --
  Purchased in-process research and development.............         --         10,587            --
                                                               --------       --------       -------
                                                                 73,568        101,336        70,102
                                                               --------       --------       -------
Income (loss) from operations...............................     12,821        (18,564)       (1,767)
Other income (expense):
  Net gain on investments, principally Boston Scientific
     Corporation............................................      3,721         19,096         9,063
  Net gain on investment in Prograft Medical, Inc...........         --             --        15,395
  Equity in losses of other affiliates......................        (35)          (151)         (970)
  Interest income...........................................        591            988         1,110
  Interest expense..........................................        (64)           (56)         (473)
                                                               --------       --------       -------
Income before income taxes, minority interest and
  discontinued operations...................................     17,034          1,313        22,358
Provision for income taxes..................................      7,010          3,207         8,325
Minority interest...........................................          1            (16)         (765)
                                                               --------       --------       -------
Income (loss) from continuing operations....................     10,023         (1,878)       14,798
Discontinued operations:
  Loss from operations......................................         --         (5,279)       (9,145)
  Benefit for income taxes..................................         --          1,630         1,718
                                                               --------       --------       -------
     Loss from discontinued operations, net of taxes........         --         (3,649)       (7,427)
  Provision for disposal....................................    (11,500)       (11,045)           --
  Benefit for income taxes..................................      4,059          2,489            --
                                                               --------       --------       -------
     Provision for disposal, net of taxes...................     (7,441)        (8,556)           --
                                                               --------       --------       -------
     Total loss from discontinued operations, net of
       taxes................................................     (7,441)       (12,205)       (7,427)
                                                               --------       --------       -------
Net income (loss)...........................................   $  2,582       $(14,083)      $ 7,371
                                                               ========       ========       =======
Net income (loss) per share -- Basic:
  Continuing operations.....................................   $   1.16       $  (0.21)      $  1.68
  Discontinued operations...................................      (0.86)         (1.37)        (0.84)
                                                               ========       ========       =======
     Net income (loss) per share -- Basic...................   $   0.30       $  (1.58)      $  0.84
                                                               ========       ========       =======
Net income (loss) per share -- Diluted:
  Continuing operations.....................................   $   1.15       $  (0.21)      $  1.66
  Discontinued operations...................................      (0.85)         (1.37)        (0.83)
                                                               ========       ========       =======
     Net income (loss) per share -- Diluted.................   $   0.30       $  (1.58)      $  0.83
                                                               ========       ========       =======
Shares used in calculating per share information -- Basic...      8,650          8,913         8,804
                                                               ========       ========       =======
Shares used in calculating per share
  information -- Diluted....................................      8,714          8,913         8,930
                                                               ========       ========       =======

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                           COLLAGEN AESTHETICS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                UNREALIZED
                                                                                  GAIN ON
                                       ADDITIONAL                CUMULATIVE     AVAILABLE-                     TOTAL
YEARS ENDED JUNE 30,         COMMON     PAID-IN      RETAINED    TRANSLATION     FOR-SALE      TREASURY    STOCKHOLDERS'
1999, 1998 AND 1997          STOCK      CAPITAL      EARNINGS    ADJUSTMENT     INVESTMENTS     STOCK         EQUITY
--------------------         ------    ----------    --------    -----------    -----------    --------    -------------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE AT JUNE 30, 1996...   $106      $ 64,844     $ 42,378      $  (649)        34,549      $(38,220)     $103,008
Sale of common stock under
  options and employee
  stock purchase plans.....      2         1,871           --           --             --            --         1,873
Tax benefit relating to
  stock options............     --           489           --           --             --            --           489
Foreign currency
  translation adjustment...     --            --           --         (880)            --            --          (880)
Dividends declared ($.20
  per share)...............     --            --       (1,750)          --             --            --        (1,750)
Treasury stock purchased...     --            --           --           --             --        (2,546)       (2,546)
Unrealized gain on
  available-for-sale
  investments..............     --            --           --           --         12,520            --        12,520
Net income.................     --            --        7,371           --             --            --         7,371
                              ----      --------     --------      -------        -------      --------      --------
BALANCE AT JUNE 30, 1997...    108        67,204       47,999       (1,529)        47,069       (40,766)      120,085
Sale of common stock under
  options and employee
  stock purchase plans.....      1         1,843           --           --             --            --         1,844
Tax benefit relating to
  stock options............     --           572           --           --             --            --           572
Foreign currency
  translation adjustment...     --            --           --         (501)            --            --          (501)
Dividends declared ($.20
  per share)...............     --            --       (1,788)          --             --            --        (1,788)
Treasury stock purchased...     --            --           --           --             --        (2,253)       (2,253)
Unrealized loss on
  available-for-sale
  investments..............     --            --           --           --         (3,236)           --        (3,236)
Net loss...................     --            --      (14,083)          --             --            --       (14,083)
                              ----      --------     --------      -------        -------      --------      --------
BALANCE AT JUNE 30, 1998...    109        69,619       32,128       (2,030)        43,833       (43,019)      100,640
Sale of common stock under
  options and employee
  stock purchase plans.....      1         1,168           --           --             --            --         1,169
Tax benefit relating to
  stock options............     --            68           --           --             --            --            68
Spinoff of Cohesion........     --       (14,819)          --           --        (43,833)           --       (58,652)
Foreign currency
  translation adjustment...     --            --           --          (54)            --            --           (54)
Treasury stock purchased...     --            --           --           --             --        (3,924)       (3,924)
Net income.................     --            --        2,582           --             --            --         2,582
                              ----      --------     --------      -------        -------      --------      --------
BALANCE AT JUNE 30, 1999...   $110      $ 56,036     $ 34,710      $(2,084)            --      $(46,943)     $ 41,829
                              ====      ========     ========      =======        =======      ========      ========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                           COLLAGEN AESTHETICS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   YEARS ENDED JUNE 30,
                                                              -------------------------------
                                                               1999        1998        1997
                                                              -------    --------    --------
                                                                      (IN THOUSANDS)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
Cash flows from operating activities:
  Net income (loss).........................................  $ 2,582    $(14,083)   $  7,371
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Purchased in-process research and development...........       --      10,587          --
    Depreciation and amortization...........................    4,890       4,899       4,419
    Equity in losses of affiliates..........................       35         151         969
    Gain on investments, net of taxes paid of $1.5 million,
      none and $10.8 million in 1999, 1998 and 1997,
      respectively..........................................   (2,195)    (19,096)    (13,625)
    Deferred income taxes...................................   (7,087)     (2,979)     (1,463)
    Tax benefit relating to stock options...................       68         572         489
    Write-down of purchased intangibles of discontinued
      operations............................................       --       6,078          --
    Write-down of inventory and property and equipment of
      discontinued operations...............................       --       5,261          --
    Decrease (increase) in assets:
      Accounts receivable...................................     (869)     (3,042)     (1,225)
      Inventories...........................................      333      (1,928)     (2,245)
      Other.................................................    6,965        (105)      2,820
    Increase (decrease) in liabilities:
      Accounts payable, accrued liabilities and other.......    8,923       9,361         271
      Income taxes payable..................................    5,360       1,230       1,788
      Other long-term liabilities...........................     (206)     (2,473)      1,529
      Net changes in assets and liabilities of discontinued
        operations..........................................       --        (239)     (2,387)
                                                              -------    --------    --------
        Total adjustments...................................   16,217       8,277      (8,660)
                                                              -------    --------    --------
    Net cash provided by (used in) operating activities.....   18,799      (5,806)     (1,289)
                                                              -------    --------    --------
Cash flows from investing activities:
  Net proceeds from sales of Boston Scientific Corp. stock,
    net of taxes paid.......................................    2,139      20,442       5,578
  Net proceeds from sale of other affiliate stock, net of
    taxes paid..............................................      508         704       9,771
  Proceeds from sales and maturities of short-term
    investments.............................................    8,888       9,413       6,634
  Purchases of short-term investments.......................   (9,783)    (12,308)     (7,968)
  Expenditures for property and equipment...................   (3,676)     (5,029)     (3,360)
  Increase in intangible and other assets...................   (4,929)         (5)     (2,726)
  Equity investments and loans to affiliates................       --      (3,075)     (1,928)
  Acquisition of interest in Cohesion Corporation, net of
    cash balances...........................................       --     (10,587)         --
                                                              -------    --------    --------
    Net cash provided (used in) by investing activities.....   (6,853)       (445)      6,001
                                                              -------    --------    --------
Cash flows from financing activities:
  Repurchase of common stock................................   (3,924)     (2,253)     (2,546)
  Net proceeds from issuance of common stock................    1,169       1,844       1,873
  Cash dividends paid.......................................     (896)     (1,774)     (1,750)
  Cohesion Technologies, Inc. Spinoff.......................      530          --          --
  Repayments of bank borrowings.............................       --      (2,031)     (5,000)
                                                              -------    --------    --------
    Net cash used in financing activities...................   (3,121)     (4,214)     (7,423)
                                                              -------    --------    --------
Net increase (decrease) in cash and cash equivalents........    8,825     (10,465)     (2,711)
Cash and cash equivalents at beginning of period............    7,916      18,381      21,092
                                                              -------    --------    --------
Cash and cash equivalents at end of period..................  $16,741    $  7,916    $ 18,381
                                                              =======    ========    ========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The consolidated financial statements include the accounts of Collagen Aesthetics, Inc. (formerly Collagen Corporation), ("Collagen" or the "Company"), a Delaware corporation, and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Investments in unconsolidated subsidiaries, and other investments in which the Company has a 20% to 50% interest or otherwise has the ability to exercise significant influence, are accounted for under the equity method. Investments in companies in which the Company has less than a 20% interest with either no readily determinable fair value or with transfer restrictions are carried at cost or estimated realizable value, if less, and those unrestricted investments with a readily determinable fair value are carried at market value with the unrealized gains or losses, net of tax, recorded as a component of stockholders' equity.

     On August 18, 1998 (the "Distribution Date"), the Company spun off ("the Spinoff"), in a one-for-one distribution of common stock to the Company's stockholders, Cohesion Technologies, Inc. ("Cohesion"), which previous to the Spinoff was a wholly-owned subsidiary of the Company. The transaction resulted in the distribution of 100% of the outstanding shares of Cohesion in a tax-free transaction. For fiscal year 1999, the Company has included Cohesion's results through the Distribution Date. Included in the June 30, 1998 balance sheet are assets and liabilities related to Cohesion -- See Note 13, "Cohesion Technologies."

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. As of June 30, 1999, the Company has a provision for discontinued operations of $9,926,000, which represents management's best estimate of additional current and future losses related to the discontinued operations. Actual results could differ from those estimates.

  Reclassification

     Certain prior year amounts in the consolidated financial statements have been reclassified to conform with the current year presentation.

  Cash equivalents, short-term investments and other investments

     The Company considers all highly liquid investments with a maturity from date of purchase of three months or less to be cash equivalents. Short-term investments consist principally of bankers acceptances, commercial paper and master notes and have maturities greater than 90 days, but not exceeding one year.

     The Company invests its excess cash in deposits with major banks and in money market securities of companies with strong credit ratings and from a variety of industries. These securities are typically short-term in nature and, therefore, bear minimal risk. The Company has not experienced any losses on its money market investments.

     The Company determines the appropriate classification of marketable securities at the time of purchase and re-evaluates such designation as of each balance sheet date. All of the Company's debt and equity securities are classified as available-for-sale. The carrying value of available-for-sale debt securities approximates fair value because of the short-term maturity of these investments. Both realized and unrealized gains and losses on debt securities were immaterial as of June 30, 1999, 1998 and 1997 and for the years ended June 30, 1999, 1998 and 1997.

     Unrestricted available-for-sale equity securities with a readily determinable fair value in which the Company has a less than 20% interest, which, prior to the Spinoff of Cohesion, included Cohesion's holdings in Boston Scientific Corporation ("Boston Scientific"), Innovasive Devices, Inc. ("Innovasive Devices"), and Medarex, Inc., are carried at fair value with the unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity. Restricted equity securities in which the Company has less than a 20% interest are carried at cost or estimated realizable value, if less, and are included in "other investments and assets" in the accompanying balance sheets. (See Note 13, "Cohesion Technologies", for discussion related to the Investment in Boston Scientific and the Investment in Innovasive Devices) The cost of securities sold is based on the specific identification method.

     The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income or expense. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale debt securities are included in interest income or expense. Interest and dividends on securities classified as available-for-sale are included in interest income.

  Inventories

     Inventories are valued at the lower of cost, determined on a standard cost basis which approximates average cost, or market.

  Property and equipment

     Depreciation and amortization of property and equipment, which is stated at cost, are provided on the straight-line method over estimated useful lives as follows:

Machinery and equipment...............................    3 - 7 years
Leasehold improvements................................  Term of lease

  Intangible assets

     Intangible assets are amortized using the straight-line method. Purchased product distribution rights and a non-compete covenant are amortized over the lesser of the estimated useful life or the contract period. Patents acquired prior to October 1996 are amortized over a seventeen-year period beginning with the effective date or over the remainder of such period from the date acquired and patents purchased thereafter are expensed when acquired. Trademarks acquired prior to fiscal 1996 are amortized over a twenty-year period beginning with the trademark filing dates and trademarks purchased thereafter are expensed when acquired. The effect of changes in accounting for patents and trademarks were not material to the accompanying financial statements.

  Loans to officers and employees

     Principal plus accrued interest due from current and former employees totaled, prior to reserves, approximately $54,000 and $1.5 million at June 30, 1999 and 1998, respectively, and principal plus accrued interest due from officers totaled approximately $167,000 at June 30, 1998. There were no loans to officers at June 30, 1999. Included within the amounts due from current and former employees at June 30, 1998 are promissory notes totaling, prior to reserves, $1.2 million due from the Company's former Chairman and Chief Executive Officer. Due to uncertainties regarding collection, loans to the former Chairman and Chief Executive Officer were fully reserved as of June 30, 1997. These promissory notes were transferred to Cohesion in connection with the Spinoff.

  Summary of Fair Value of Financial Instruments

     The table below summarizes the carrying value and fair value of the Company's financial instruments which are all held for purposes other than trading.

                                                                       JUNE 30,
                                                      ------------------------------------------
                                                             1999                   1998
                                                      -------------------    -------------------
                                                      CARRYING     FAIR      CARRYING     FAIR
                                                       VALUE       VALUE      VALUE       VALUE
                                                      --------    -------    --------    -------
                                                                    (IN THOUSANDS)
Assets:
Cash equivalents and short-term investments (See
  Note 3)...........................................  $15,992     $15,992    $14,802     $14,802
Boston Scientific stock (See Note 13)*..............       --          --     73,979      73,979
Innovasive Devices stock (See Note 13)*.............       --          --      7,027       7,916
Medarex stock*......................................       --          --      1,920       1,920
Pharming B.V. stock*................................       --          --      7,010       7,010
Other non-public equity securities..................    1,000       1,000      1,364       1,364
Loans to officers and employees.....................       54          54        259         259
Equity Collar Instruments*..........................       --          --         --          96

---------------
* Asset was transferred to Cohesion in connection with the Spinoff.

  Revenue Recognition

     Revenue from product sales is recognized at time of shipment, net of allowances for estimated future returns.

  Concentration of Credit and Other Risk

     The Company sells its facial aesthetics products primarily to physicians and pharmacies in North America, Europe and the Pacific Rim. The Company sells Contigen(R) Bard collagen implant ("Contigen implant") to C.R. Bard, Inc. ("Bard"), its marketing partner for Contigen implant. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

     All of the Company's manufacturing capacity for collagen products, the majority of its research and development activities, its corporate headquarters, and other critical business functions are located near major earthquake faults. In addition, all of the manufacturing capacity for collagen-based products is located in one primary facility with the Company currently maintaining only limited amounts of finished product inventory. While the Company has some limited protection in the form of disaster recovery programs and basic insurance coverage, the Company's operating results and financial condition would be materially adversely affected in the event of a major earthquake, fire or other similar calamity affecting its manufacturing facilities.

  Advertising costs

     The Company expenses advertising costs as incurred. Total advertising expense was $668,000, $975,000 and $900,000 for 1999, 1998 and 1997,
respectively.

  Stock based compensation

     The Company accounts for stock based compensation using the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for employee stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

  Comprehensive income

     In fiscal 1999, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which establishes new rules for the reporting and display of comprehensive income and its components. The components of comprehensive income, net of related tax, are as follows:

                                                    YEARS ENDED JUNE 30,
                                                -----------------------------
                                                 1999       1998       1997
                                                ------    --------    -------
                                                       (IN THOUSANDS)
Net income (loss).............................  $2,582    $(14,083)   $ 7,371
Change in unrealized losses on securities.....      --      (3,236)    12,520
Foreign currency translation adjustments......     (54)       (501)      (880)
                                                ------    --------    -------
Comprehensive income (loss)...................  $2,528    $(17,820)   $19,011
                                                ======    ========    =======

     The movement in unrealized losses in securities in years ended June 30, 1998 and 1997 relate to the investments in Boston Scientific and Innovasive Devices, which were transferred to Cohesion in connection with the Spinoff.

  Earnings per share

     Beginning with fiscal year 1998, basic earnings per share (EPS) and diluted EPS are computed using the methods required by Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, basic EPS is calculated using the weighted average number of common shares outstanding for the period. The computation of diluted EPS includes the effects of stock options, warrants and convertible preferred stock, if such effect is dilutive. Prior period amounts have been restated to conform with the presentation requirements of SFAS 128. Below is a reconciliation between the basic and diluted weighted average common and common-equivalent shares for 1999, 1998 and 1997:

                                                       YEARS ENDED JUNE 30,
                                                      -----------------------
                                                      1999     1998     1997
                                                      -----    -----    -----
                                                          (IN THOUSANDS)
Basic weighted average common shares outstanding....  8,650    8,913    8,804
Weighted average common stock options outstanding...     64       --      126
                                                      -----    -----    -----
Diluted weighted average shares outstanding.........  8,714    8,913    8,930
                                                      =====    =====    =====

  Foreign currency translation

     The functional currency for each foreign subsidiary is its respective foreign currency. Accordingly, all assets and liabilities related to these operations are translated at the current exchange rates at the end of each period. The resulting cumulative translation adjustments are recorded directly to the accumulated foreign currency translation adjustment account included in stockholders' equity. Revenues and expenses are translated at average exchange rates in effect during the period. Foreign currency transaction gains and losses are included in results of operations.

     At June 30, 1999 and 1998, no foreign currency transaction exposures were hedged. Unhedged net foreign assets were $6.1 million and $6.5 million at June 30, 1999 and 1998, respectively.

  New accounting standards

     In June 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. SFAS 133 is effective for years beginning June 15, 2000 and is not anticipated to have an impact on the Company's results of operations or financial condition when adopted.

2. BALANCE SHEET INFORMATION

                                                               JUNE 30,
                                                         --------------------
                                                           1999        1998
                                                         --------    --------
                                                            (IN THOUSANDS)
Other current assets:
  Deferred taxes.......................................  $  2,811    $  6,925
  Other................................................     4,644       4,091
                                                         --------    --------
                                                         $  7,455    $ 11,016
                                                         ========    ========
Property and equipment:
  Machinery and equipment..............................  $ 32,851    $ 37,286
  Leasehold improvements...............................     4,371       6,404
                                                         --------    --------
                                                           37,222      43,690
  Less accumulated depreciation and amortization.......   (24,345)    (29,242)
                                                         --------    --------
                                                         $ 12,877    $ 14,448
                                                         ========    ========
Intangible assets:
  Patents, trademarks, distribution rights and
     non-compete covenant..............................  $ 12,611    $  9,387
  Organization costs...................................     1,865       1,865
                                                         --------    --------
                                                           14,476      11,252
  Less accumulated amortization........................    (5,599)     (4,391)
                                                         --------    --------
                                                         $  8,877    $  6,861
                                                         ========    ========
Accrued liabilities:
  Accrued rent.........................................  $    598    $    599
  Sales and property taxes payable.....................       528         444
  Benefits payable.....................................       208         474
  Dividends payable....................................        --         896
  Accrued restructuring charges........................        --       1,541
  Other accrued liabilities............................     5,537       7,959
                                                         --------    --------
                                                         $  6,871    $ 11,913
                                                         ========    ========

3. CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

     The following is a summary of available-for-sale debt securities at amortized cost, which approximates estimated fair value:

                                                                 JUNE 30,
                                                             ----------------
                                                              1999      1998
                                                             ------    ------
                                                              (IN THOUSANDS)
Cash Equivalents:
  Money market funds.......................................  $8,102    $3,121
  Corporate obligations....................................      --     3,670
                                                             ------    ------
                                                             $8,102    $6,791
                                                             ======    ======
Short-term investments:
  Corporate obligations....................................  $7,890    $8,011
                                                             ======    ======

     During the years ended June 30, 1999, 1998 and 1997, the Company sold available-for-sale debt securities with a fair value at the dates of sale of $8.9 million, $9.4 million, and $6.6 million, respectively.

Both gross realized and unrealized gains and losses on these securities were insignificant. The Company uses amortized cost as the basis for recording gains and losses from securities transactions. Contractual maturities of the debt securities do not exceed one year at June 30, 1999.

4. INVENTORIES

     Inventories consist of the following:

                                                                JUNE 30,
                                                           ------------------
                                                            1999       1998
                                                           -------    -------
                                                             (IN THOUSANDS)
Raw materials............................................  $ 2,330    $ 1,765
Work-in-process..........................................    3,684      3,948
Finished goods...........................................    5,676      6,388
                                                           -------    -------
                                                           $11,690    $12,101
                                                           =======    =======

5. DISCONTINUED OPERATIONS OF LIPOMATRIX

     On June 30, 1998, the Board of Directors of the Company approved the discontinuation of the operations of LipoMatrix, Inc. ("LipoMatrix") of Neuchatel, Switzerland, and authorized efforts to sell the wholly-owned subsidiary and all rights related to the Trilucent(R) breast implant ("Trilucent implant") that LipoMatrix manufactured, thereby allowing the Company's aesthetics operations to dedicate further resources to its core business. As a result, in fiscal 1998 the Company recorded a provision of $8.6 million, net of an income tax benefit of $2.5 million, for the loss on disposal of net assets of LipoMatrix including estimated future costs. On November 6, 1998, the Company sold LipoMatrix to Sierra Medical Technologies ("Sierra") of Carson City, Nevada. Consideration to the Company included a cash payment and the right to receive royalties on future worldwide breast implant sales. Sierra was also granted the option to purchase the U.S. Trilucent implant patent portfolio and marketing rights for additional cash consideration. The Company retains responsibility for Trilucent implants sold prior to November 6, 1998.

     On March 8, 1999, the United Kingdom Medical Devices Agency ("MDA") announced the voluntary suspension of marketing and voluntary withdrawal of the Trilucent implant in the United Kingdom. The MDA stated that its actions were taken for precautionary reasons and did not identify any immediate hazard associated with the use of the product. Subsequently, LipoMatrix's notified body in Europe suspended the product's CE Mark pending further assessment of the long-term safety of the product. Sierra has since stopped sales of the product.

     In the quarter ended June 30, 1999, the Company agreed with the United Kingdom National Health Service to perform certain product surveillance for a specified period of time with respect to United Kingdom patients implanted with the Trilucent implant and, after conferring with the MDA, the Company determined the nature, timing and scope of work intended to address safety concerns about the product. On June 30, 1999, the Company recorded an additional provision for the loss on disposal of LipoMatrix of $7.4 million, net of an income tax benefit of $4.1 million. Approximately $2.5 million of the additional provision was incurred in fiscal year 1999 and approximately $9.0 million is expected to be paid over the next several years. The adjustment represents management's best estimate based on current information of the most likely costs and provides for additional current and future losses related to ongoing clinical follow-up for multi-year studies in the U.S. and Europe, the withdrawal of the Trilucent implant from the European and U.K. markets, safety studies and a patient surveillance program in the U.K.

     Results of operations for LipoMatrix and the breast implant business have been presented separately as discontinued operations. The following table summarizes the revenues, loss from operations and loss per share of LipoMatrix for the three fiscal years ended June 30.

                                                                YEARS ENDED JUNE 30,
                                                      ----------------------------------------
                                                         1999           1998           1997
                                                      -----------    -----------    ----------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues............................................   $     --       $  3,871       $ 3,477
                                                       ========       ========       =======
Discontinued operations:
  Loss from operations..............................   $     --       $ (5,279)      $(9,145)
  Benefit for income taxes..........................         --          1,630         1,718
                                                       --------       --------       -------
     Loss from discontinued operations, net of
       taxes........................................         --         (3,649)       (7,427)
  Provision for disposal............................    (11,500)       (11,045)           --
  Benefit for income taxes..........................      4,059          2,489            --
                                                       --------       --------       -------
     Provision for disposal, net of taxes...........     (7,441)        (8,556)           --
                                                       --------       --------       -------
     Total loss from discontinued operations, net of
       taxes........................................   $ (7,441)      $(12,205)      $(7,427)
                                                       ========       ========       =======
Net loss per share -- Basic:
  Loss from discontinued operations of LipoMatrix,
     Inc............................................   $     --       $  (0.41)      $ (0.84)
  Loss from disposal of LipoMatrix, Inc.............      (0.86)         (0.96)           --
                                                       --------       --------       -------
     Net loss per share -- Basic....................   $  (0.86)      $  (1.37)      $ (0.84)
                                                       ========       ========       =======
Net loss per share -- Diluted:
  Loss from discontinued operations of LipoMatrix,
     Inc............................................   $     --       $  (0.41)      $ (0.83)
  Loss from disposal of LipoMatrix, Inc.............      (0.85)         (0.96)           --
                                                       --------       --------       -------
     Net loss per share -- Diluted..................   $  (0.85)      $  (1.37)      $ (0.83)
                                                       ========       ========       =======

6. RESTRUCTURING EXPENSE

     In June 1998, the Company decided to restructure its domestic and international operations to improve operational efficiency by reducing costs and facilitating a product refocus. The international effort included moving the Company's European headquarters from Switzerland to the United Kingdom and terminating eleven employees. The domestic effort was substantially smaller and included the reorganization of the North American Sales force and termination of one employee. As a result of these actions, on June 30, 1998 the Company recorded $1.5 million in restructuring charges, consisting of approximately $735,000 for severance costs and approximately $806,000 for facility commitments and moving expenses associated with fixed assets. At June 30, 1999, all of the activities contemplated had been completed and actual costs incurred were substantially equivalent to the original restructuring charges.

7. COMMITMENTS

  Minimum lease payments

     Future minimum lease payments under noncancelable operating leases at June 30, 1999 are as follows (in thousands):

FISCAL YEAR                                                  AMOUNT
-----------                                                  -------
2000.......................................................  $ 4,090
2001.......................................................    3,816
2002.......................................................    2,923
2003.......................................................    2,789
2004.......................................................    2,634
Thereafter.................................................    1,372
                                                             -------
Total minimum lease payments...............................  $17,624
                                                             =======

     Rental expense was $4.1 million, $5.0 million and $4.6 million in fiscal 1999, 1998 and 1997, respectively.

8. LEGAL MATTERS

     The Company faces an inherent business risk of exposure to product liability claims alleging that the use of the Company's technology or products has resulted in adverse effect, particularly with respect to claims regarding Trilucent implant, which was sold in a medical field (breast augmentation, reconstruction and replacement) in which there have been sizable product liability claims. As discussed in Note 5 "Discontinued Operations of LipoMatrix", the Company retains responsibility for Trilucent implants sold prior to November 6, 1998.

     The risk of product liability claims will exist even with respect to those products that have received or in the future may receive regulatory approval for commercial sale. There can be no assurance that the Company will avoid significant product liability claims and negative publicity. Furthermore, there can be no assurance that present insurance coverage will be adequate or that adequate insurance coverage will remain available at acceptable costs, if at all, or that a product liability claim or recall would not adversely affect the future business or financial condition of the Company. A successful claim brought against the Company for which coverage is denied or in excess of its insurance coverage could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company is involved in legal actions, including product liability claims, arising in the ordinary course of business. While the outcome of these matters is currently not determinable, it is management's opinion that these matters will not have a material adverse effect on the Company's consolidated financial position or results of its operations.

9. STOCKHOLDERS' EQUITY

  Stock Options

     The Company has various stock option plans under which incentive stock options or non-statutory stock options may be granted to officers, directors, key employees and consultants to purchase the Company's common stock. The options are granted at no less than the fair market value at the dates of grant and generally expire after ten years. Incentive stock options become exercisable at the rate of two percent each month beginning the first full month after the date of grant unless accelerated by the Board of Directors. Non-statutory stock options become exercisable on a monthly or yearly basis as determined by the Board of Directors at the date of grant.

     At June 30, 1999, the total number of shares of common stock reserved for issuance under the Company's current stock option plans was 1,935,497.

     Stock option activities under the stock option plans were as follows:

                                                                                WEIGHTED
                                                                                 AVERAGE       NUMBER
                                           NUMBER      OPTION EXERCISE PRICE    PRICE PER     OF SHARES
                                          OF SHARES       RANGE PER SHARE         SHARE      EXERCISABLE
                                          ---------    ---------------------    ---------    -----------
Outstanding at June 30, 1996............  1,481,673       $ 4.69 - $28.25        $17.88         976,896
Granted.................................    549,250        16.75 -  20.75         18.76
Exercised...............................   (146,552)       16.56 -  22.75          9.09
Forfeitures or expired..................   (162,468)        7.25 -  28.25         20.22
                                          ---------
Outstanding at June 30, 1997............  1,721,903         4.69 -  28.25         18.69       1,016,326
Granted.................................    282,115        16.63 -  21.38         17.80
Exercised...............................   (145,955)        4.69 -  20.50          9.02
Forfeitures or expired..................   (325,810)        5.50 -  28.25         19.49
                                          ---------
Outstanding at June 30, 1998............  1,532,253         6.38 -  28.25         19.27       1,010,275
Granted.................................    647,385         8.63 -  13.40         10.00
Exercised...............................    (50,508)        9.50 -  13.22         11.05
Forfeitures or expired..................   (477,345)        6.38 -  22.00         13.62
                                          ---------
Outstanding at June 30, 1999............  1,651,785       $ 8.63 - $20.06        $12.39         962,611
                                          =========
Available for grant at June 30, 1999....    283,712
                                          =========

  Stock Purchase Plan

     Prior to the Spinoff, employees purchased the Company's common stock on an annual basis from the 1985 Employee Stock Purchase Plan (the "1985 Purchase Plan") under which 700,000 shares were reserved for issuance to employees. For fiscal 1999, 1998 and 1997, shares issued under the 1985 Purchase Plan were 24,358, 34,053 and 34,769, respectively, with an average issuance price per share of $13.88, $15.52, $15.52, respectively. In August 1998, subsequent to the Spinoff, the Company's stockholders approved the adoption of the 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan") under which 125,000 shares were reserved for issuance to employees and purchases of the Company's common stock can be made by employees twice a year. Under both the 1985 Purchase Plan and the 1998 Purchase Plan, the Company's employees, subject to certain restrictions, may purchase shares at a price per share that is the lesser of 85 percent of the fair market value as of the beginning or close of the offering period. For fiscal 1999, total shares issued under the 1998 Purchase Plan were 33,663 with an average issuance price per share of $7.65.

  Stock Compensation

     The Company has elected to follow Accounting Principles Board Statement No. 25 ("APB No. 25") and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123") requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB No. 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is generally recognized.

     Pro forma information regarding net income (loss) and earnings per share is required by SFAS 123 and determined as if the Company had accounted for its employee stock options granted subsequent to June 30, 1995 under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model for the multiple-option approach, with the following weighted-average assumptions for 1999, 1998 and 1997: risk-free interest rate of 5.1%, 5.75% and 6.34%, respectively; volatility factor of the expected market price of the Company's

Common Stock of 50%, 41% and 43%, respectively; no dividend payments; and a weighted-average expected life of the option of 6.0, 4.6 and 4.0 years, respectively.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of the Company's employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to pro forma net income over the options' vesting period. The Company's pro forma information follows:

                                                                 YEARS ENDED JUNE 30,
                                                         -------------------------------------
                                                           1999          1998          1997
                                                         ---------    -----------    ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Pro forma net income (loss)............................   $1,265       $(15,703)      $5,545
Pro forma net income (loss) per share -- Basic.........   $ 0.15       $  (1.76)      $ 0.63
Pro forma net income (loss) per share -- Diluted.......   $ 0.15       $  (1.76)      $ 0.62

     The following table summarizes information about stock options outstanding at June 30, 1999:

                                  WEIGHTED AVERAGE                    OPTIONS EXERCISABLE
                     ------------------------------------------   ----------------------------
                                                     WEIGHTED
                                      WEIGHTED        AVERAGE                      WEIGHTED
     RANGE OF                         AVERAGE        REMAINING                     AVERAGE
  EXERCISE PRICES      NUMBER      EXERCISE PRICE   CONTRACTUAL     NUMBER      EXERCISE PRICE
     PER SHARE       OUTSTANDING     PER SHARE         LIFE       EXERCISABLE     PER SHARE
-------------------  -----------   --------------   -----------   -----------   --------------
$ 8.63  -    $ 8.88     198,499        $ 8.81          9.47          24,249         $ 8.81
  9.00  -      9.00      10,000          9.00          9.52           1,000           9.00
  9.84  -      9.84     280,330          9.84          9.23          51,287           9.84
 10.12  -     12.07     251,849         11.85          6.61         208,247          11.90
 12.16  -     12.65     172,604         12.54          6.88         112,350          12.49
 12.69  -     13.40     191,918         13.01          6.79          81,222          13.03
 13.49  -     14.02     220,996         13.87          6.30         159,235          13.89
 14.11  -     15.62     167,262         15.00          3.04         166,694          15.00
 15.71  -     18.82     153,027         16.60          3.73         153,027          16.60
 20.06  -     20.06       5,300         20.06          1.64           5,300          20.06
                      ---------                                     -------
$ 8.63  -    $20.06   1,651,785        $12.39          6.78         962,611         $13.53
                      =========                                     =======

     The weighted-average fair values of options granted during the years ended June 30, 1999, 1998 and 1997 were $4.09, $5.87 and $5.75 per share, respectively.

     In December 1998, the Company's Board of Directors approved the repricing of options previously granted with an exercise price equal to or greater than $14.50 per share. As a result, 151,254 shares were repriced to $8.88 per share in December 1998.

  Stock Repurchase Program

     In August 1998, the Company's Board of Directors approved a continuation of the stock repurchase program previously approved in February 1993 and authorized the repurchase of up to an additional 500,000 shares having a value not to exceed $5 million. In fiscal years 1999, 1998 and 1997, the Company repurchased 381,100, 125,000 and 147,900 shares at average acquisition prices of approximately $10, $18 and $17 per share, respectively. As of June 30, 1999, up to 168,900 additional shares could be repurchased under the Board of Directors' authorization. The Company plans to retain repurchased shares as treasury stock.

  Stockholder Rights Plan

     The Company has a stockholder rights plan which would entitle stockholders to purchase stock in the Company or in an acquiror of the Company at a discounted price in the event of certain hostile efforts to acquire control of the Company. The rights may only be exercised, if at all, upon the occurrence of certain events unless earlier redeemed pursuant to the plan. The rights expire on November 28, 2004.

10. SEGMENT, GEOGRAPHIC AND MAJOR CUSTOMER INFORMATION

  Segment Information

     The Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas and major customers. The Company operates its business in two reportable segments, facial aesthetics and stress urinary incontinence. Each of the Company's major facial aesthetics product lines have similar economic characteristics, technology, manufacturing processes, customers distribution and marketing strategies, as well as a similar regulatory environment. In fiscal years 1999, 1998 and 1997, 82%, 85% and 95% of facial aesthetic product sales or 67%, 65% and 80% of total product sales, respectively, were derived from Zyderm(R) and Zyplast(R)collagen implant products. The Contigen implant revenues to the Company from its marketing partner, Bard, represented 100% of the stress urinary incontinence product sales in fiscal years 1999, 1998 and 1997.

     Information by reporting segment is noted below (in thousands).

                                                FACIAL      STRESS URINARY
                                              AESTHETICS     INCONTINENCE      OTHER      CONSOLIDATED
                                              ----------    --------------    --------    ------------
1999
Product sales...............................   $70,772         $14,279        $  1,338      $86,389
Income (loss) from operations...............     3,921          10,257          (1,357)      12,821
Total assets................................    84,351           1,483              --       85,834
1998
Product sales...............................    63,028          17,701           2,043       82,772
Income (loss) from operations...............       767          12,152         (31,483)     (18,564)
Total assets................................    69,957           1,608          94,774      166,339
1997
Product sales...............................    57,915           7,893           2,527       68,335
Income (loss) from operations...............     7,655           6,936         (16,358)      (1,767)
Total assets................................    68,453           1,583         114,604      184,640

  Geographic Information

     Net sales and property and equipment by major geographic area are summarized below:

                               NORTH
                              AMERICA*    INTERNATIONAL    ASIA PACIFIC    DISTRIBUTORS/OTHER    CONSOLIDATED
                              --------    -------------    ------------    ------------------    ------------
                                                              (IN THOUSANDS)
NET SALES
  1999......................  $51,539        $23,092          $8,629             $3,129            $86,389
  1998......................   51,083         21,136           6,882              3,671             82,772
  1997......................   36,008         22,968           5,172              4,187             68,335
PROPERTY AND EQUIPMENT
  1999......................  $11,954        $   690          $  233             $   --            $12,877
  1998......................   11,489            886              --              2,073             14,448
  1997......................   11,337          1,042              --              1,566             13,945

---------------

* North America includes the sales of Contigen to Bard, the stress urinary incontinence segment.

  Major Customer

     Sales realized from the Company's marketing partner, Bard, represented 17%, 21% and 12% of total product sales in fiscal years 1999, 1998 and 1997. No other customer accounted for ten percent or more of total sales in any fiscal year.

11. INCOME TAXES

     The Company uses the liability method of accounting for income taxes required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of June 30, 1999 and June 30, 1998 are presented below:

                                                                JUNE 30,
                                                           ------------------
                                                            1999       1998
                                                           -------    -------
                                                             (IN THOUSANDS)
Deferred tax liabilities:
  Unrealized gain on marketable securities...............  $    --    $30,061
  Investments............................................    2,010      1,888
  Intangible assets......................................      145         12
  Foreign earnings and credits (net).....................       82        214
                                                           -------    -------
          Total deferred tax liabilities.................    2,237     32,175
                                                           -------    -------

                                                                JUNE 30,
                                                           ------------------
                                                            1999       1998
                                                           -------    -------
                                                             (IN THOUSANDS)
Deferred tax assets:
  Equity in losses of affiliates.........................    5,669      5,700
  Accrued liabilities relating to disposal of
     LipoMatrix..........................................    6,554      2,935
  Non-deductible accruals................................    3,428      3,561
  State income taxes.....................................      368        488
  Accounts receivable....................................      210        676
  Inventories............................................      603        482
  Property, plant & equipment............................      165        207
  Other..................................................      279        436
  Valuation allowance....................................   (6,503)    (5,974)
                                                           -------    -------
          Total deferred tax assets......................   10,773      8,511
                                                           -------    -------
          Net deferred tax liabilities (assets)..........  $(8,536)   $23,664
                                                           =======    =======

     The valuation allowance increased by $529,000 and $93,000 in fiscal years 1999 and 1998, respectively, and decreased by $59,000 in fiscal year 1997. Significant components of the provision for income taxes, including discontinued operations, are as follows:

                                                            YEARS ENDED JUNE 30,
                                                        -----------------------------
                                                         1999       1998       1997
                                                        -------    -------    -------
                                                               (IN THOUSANDS)
Current:
  Federal.............................................  $ 4,824    $ 1,103    $ 5,442
  Foreign.............................................      738        544        553
  State...............................................    1,128        420      2,075
                                                        -------    -------    -------
          Total current...............................    6,690      2,067      8,070
                                                        -------    -------    -------
Deferred:
  Federal.............................................   (3,054)    (2,328)      (971)
  State...............................................     (685)      (651)      (492)
                                                        -------    -------    -------
          Total deferred..............................   (3,739)    (2,979)    (1,463)
                                                        -------    -------    -------
Provision (benefit) for income taxes, net.............  $ 2,951    $  (912)   $ 6,607
                                                        =======    =======    =======

     For financial reporting purposes, income (loss), including discontinued operations, before income taxes includes the following components:

                                                            YEARS ENDED JUNE 30,
                                                        -----------------------------
                                                         1999       1998       1997
                                                        ------    --------    -------
                                                               (IN THOUSANDS)
Domestic operations...................................  $2,302    $(12,033)   $15,498
Foreign operations....................................   3,232      (2,978)    (2,285)
                                                        ------    --------    -------
                                                        $5,534    $(15,011)   $13,213
                                                        ======    ========    =======

     The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before taxes. The sources and tax effects of the differences are as follows:

                                                            YEARS ENDED JUNE 30,
                                                        -----------------------------
                                                         1999       1998       1997
                                                        ------    --------    -------
                                                               (IN THOUSANDS)
Income (loss) before income taxes (including
  discontinued operations)............................  $5,534    $(15,011)   $13,213
                                                        ======    ========    =======
Expected tax at 35%...................................  $1,937    $ (5,254)   $ 4,625
State income tax, net of federal benefit..............     287        (223)       741
In-process research and development...................      --       2,375         --
Non-deductible intangibles............................      --       1,699         --
Non-deductible accruals...............................     560          --         --
Net operating losses of subsidiaries for which no
  current benefit is realizable.......................     197         164      1,176
Equity in losses of affiliates........................      (5)         76       (222)
Goodwill/intangible amortization......................     290         428        530
Research and development credit.......................    (306)       (150)      (125)
Other.................................................      (9)        (27)      (118)
                                                        ------    --------    -------
Provision (benefit) for income taxes, net.............  $2,951    $   (912)   $ 6,607
                                                        ======    ========    =======

12. STATEMENTS OF CASH FLOWS

     Supplemental disclosures of cash flow information:

                                                              YEARS ENDED JUNE 30,
                                                            -------------------------
                                                             1999      1998     1997
                                                            -------    ----    ------
                                                                 (IN THOUSANDS)
Cash paid during the year for:
  Interest................................................  $    64    $ 56    $  473
  Income taxes (net of refunds)...........................   (3,060)    (65)    5,068
Non-cash financing activity:
  Dividends declared......................................  $    --    $896    $  881

13. COHESION TECHNOLOGIES

  Acquisition of Cohesion Corporation

     Cohesion Corporation was a privately-held company developing novel biomaterials with superior performance characteristics in the area of hemostats, biosealants, and adhesion prevention barriers for surgical applications located in Palo Alto, California. The Company acquired ownership of Cohesion Corporation in a series of transactions and integrated it with the Company's Technologies division to create Cohesion Technologies. In connection with the Company's purchases of Cohesion Corporation shares, substantially all of the purchase price was allocated to in-process research and development and was expensed at the time of the purchases. The $10.5 million December 1997 purchase price includes $3.8 million of cash compensation amounts associated with the purchase of certain vested employee stock options, which amounts were expensed in accordance with the Accounting Principles Board Opinion No. 25. After allocation of the purchase amounts to in-process technology, there was no goodwill recorded.

     The Company determined the amounts to be allocated to in-process technology for Cohesion Corporation based on whether technological feasibility had been achieved and whether there was any alternative future use for the technology. The Company concluded that the in-process technology had no alternative future use after taking into consideration the potential for both usage of the technology in different products and for resale of the technology.

     The unaudited pro forma results of operations of the Company for fiscal years 1998 and 1997, assuming the acquisition of Cohesion Corporation shares occurred on July 1, 1995, on the basis described above with all material intercompany transactions eliminated, are as follows:

                                                                  JUNE 30,
                                                           ----------------------
                                                             1998         1997
                                                           ---------    ---------
                                                           (IN THOUSANDS, EXCEPT
                                                             PER SHARE AMOUNTS)
Revenues.................................................   $82,772      $68,335
Income from continuing operations........................     8,709       14,798
Net income (loss)........................................    (3,496)       7,371
Net income (loss) per share -- Basic.....................   $ (0.39)        0.84
Net income (loss) per share -- Diluted...................   $ (0.39)        0.83

     The unaudited pro forma net income (loss) and per share amounts above do not include the charges for in-process research and development aggregating $13.6 million arising from the acquisitions of shares of Cohesion Corporation. The unaudited pro forma information is not necessarily indicative of the actual results of operations had the transaction occurred at the beginning of the periods indicated, nor should it be used to project the Company's results of operations for any future dates or periods.

  Spinoff

     On August 18, 1998, the Company spun off, in a one-for-one distribution of common stock to the Company's stockholders, Cohesion Technologies, Inc., which previous to the Spinoff was a wholly-owned subsidiary of the Company. The transaction resulted in the distribution of 100% of the outstanding shares of Cohesion in a tax-free transaction. For fiscal year 1999, the Company included Cohesion's results through the Distribution Date. Included in the June 30, 1998 balance sheet are assets and liabilities related to Cohesion.

  Intercompany Agreements

     Allocation of assets and liabilities to Cohesion. Effective January 1, 1998, the Company entered into certain agreements with Cohesion which (i) provided for the transfer, effective January 1, 1998, of certain assets and liabilities relating to the businesses previously conducted by the Cohesion division to Cohesion, and (ii) established contractual arrangements between the Company and Cohesion described below. The business activities of the Cohesion division focused on the design, development, manufacture and commercialization of innovative resorbable biomaterials, adhesive technologies, and delivery systems in the fields of tissue repair and regeneration.

     Under the agreements, substantially all investments in affiliates, (including Boston Scientific and Innovasive Devices), and specifically identifiable trade receivables, notes receivable, loans to officers and employees, fixed assets and employee related liabilities (including a separation agreement with the Company's former CEO and related costs) were allocated to Cohesion. For assets and liabilities where it was not practical to use the specific identification method, Cohesion was allocated a specified percentage of these assets and liabilities.

     Contractual Arrangements between the Company and Cohesion. The Company also entered into supply, services, research and development, benefits, tax allocation, and distribution agreements with Cohesion. Under the Collagraft Supply Agreement, the Company will supply Cohesion's requirements of Collagraft necessary for Cohesion to fulfill its obligations under its agreement with Zimmer, Inc. at a price that is the greater of a percentage of the sales price or a defined multiplier of the Company's cost. In accordance with the Collagen Supply Agreement, the Company will supply Cohesion products, intermediates and finished materials at a price equal to a multiplier of Collagen's cost. Under the Services Agreement, which was effective through June 30, 1999, Cohesion provided the Company with services in the following areas: facilities, telephone, library, investor relations, research and development services (to the extent not provided for by the research and development agreement), and clinical and regulatory. The

Company provided Cohesion with certain services in the following areas: financial and tax services, health and welfare benefits administration and administration of the 401(k) Savings Plan, administrative, legal, regulatory, quality assurance, medical affairs, and manufacturing services. In accordance with the Recombinant Technology and Development License Agreement, the Company and Cohesion will collaborate to develop recombinant human collagen and provide for cost sharing for the project until certain milestones are met. The Benefits Agreement provided for the continuation or replacement of benefits for the employees transferred to Cohesion and employees remaining with the Company. The Tax Allocation Agreement provided that the Company will be responsible for all taxes prior to the Distribution Date and Cohesion will be responsible for all of its tax liabilities subsequent to that date. Under the Vitrogen International Distribution Agreement, Collagen International, Inc., a subsidiary of the Company, shall act as Cohesion's distributor in Germany for Vitrogen.

  Investment in Boston Scientific

     At June 30, 1998, the Company owned approximately 1.0 million shares of Boston Scientific common stock. Boston Scientific is a leading manufacturer of catheter-based devices that can be inserted through small body openings and are used in heart surgery and other operations. Boston Scientific common stock is quoted on the New York Stock Exchange under the symbol BSX. On June 30, 1998, the closing price of Boston Scientific common stock was $71.63 per share. In fiscal 1998, the Company sold 332,340 shares of Boston Scientific common stock for a pre-tax gain of approximately $19.0 million and in fiscal 1997, the Company sold 330,000 shares of Target Therapeutics, Inc. (the predecessor of Boston Scientific) common stock for a pre-tax gain of approximately $9.2 million.

     The Company's investment in shares of Boston Scientific common stock at June 30, 1998 was classified as available-for-sale and was recorded at fair value. The unrealized gains (estimated fair value less cost) on these available-for-sale securities have been reported as a separate component of stockholders' equity, net of tax. The following is a summary of the aggregate estimated fair value, gross unrealized gains and amortized cost of the Company's investment in Boston Scientific common stock.

                                                            JUNE 30,
                                                              1998
                                                         --------------
                                                         (IN THOUSANDS)
Amortized cost.........................................     $ 4,468
Gross unrealized gains.................................      69,511
                                                            -------
Estimated fair value...................................     $73,979
                                                            =======

     In order to manage the risk of market fluctuations in this stock, the Company entered into certain costless collar instruments ("collars"), to hedge a portion (725,000 shares at June 30, 1998) of the Boston Scientific equity securities against changes in market value. A costless collar instrument is a form of equity collar instrument consisting of a purchased put option and a written call option on a specific equity security such that the cost of the purchased put and the proceeds of the written call offset each other; therefore, there is no initial cost or cash outflow for these instruments. The Company purchased the collars with expiration dates and numbers of shares so that the potential adverse impact of movements in market price of the stock will be at least partially offset by an associated increase in the value of the collars.

     Realized gains and losses on the collars are recorded in other income (expense) with the related gains from the sale of stock. Unrealized gains and losses on these instruments, net of tax, are recorded as an adjustment to unrealized gains and losses on available-for-sale investments, a component of stockholder's equity, with a corresponding receivable or payable recorded. Equity collar instruments that do not qualify for hedge accounting and early termination of these instruments with the sale of the underlying stock, would be recognized in other income (expense). For early termination with the sale of the underlying stock, the intrinsic value will adjust the cost basis of the underlying security. At June 30, 1998, the notional amount of the put and call options were $46.0 million and $70.7 million, respectively. The fair value of the equity collars at June 30, 1998 was $96,000. The fair value of the purchased puts and the written calls were determined based on quoted market prices at that date.

  Investment in Innovasive Devices

     At June 30, 1998, Cohesion owned approximately 844,000 shares of Innovasive Devices common stock. Innovasive Devices designs, develops, manufactures and markets proprietary tissue repair systems which facilitate the repair of soft tissue injuries. Innovasive Devices' common stock is quoted on The Nasdaq Stock Market under the symbol IDEA. The closing price of Innovasive Devices' common stock at June 30, 1998, was $9.38 per share. Restrictions which prevented the sale of any of Cohesion's shares of common stock of Innovasive Devices were no longer applicable to 650,000 shares at June 30, 1998. The Company carried the portion of Cohesion's investment in Innovasive Devices, which could be sold within one year, as an available-for-sale investment at market value, or $6.1 million at June 30, 1998, reflecting an unrealized gain of $3.0 million ($6.1 million estimated fair value less $3.1 million cost), which was included in a separate component of stockholders' equity, net of tax. The remaining 194,000 shares of common stock were valued at cost of $934,000.

     During fiscal 1998 and 1997, the Company did not sell any of Cohesion's shares of common stock of Innovasive Devices.

14. SUBSEQUENT EVENTS (UNAUDITED)

     On August 2, 1999, the Company and Inamed Corporation ("Inamed") each announced the signing of a definitive agreement to merge whereby Inamed made a cash tender offer to acquire all of the outstanding common stock of the Company for approximately $142 million, or $16.25 a share. The Boards of Directors of both companies unanimously approved the definitive merger agreement. The tender offer was subject to a majority of the Company's fully diluted shares being validly tendered and not withdrawn and other customary conditions. The transaction was not subject to financing contingencies. In that regard, Inamed obtained a secured bridge loan commitment for $155 million from a group of financial institutions. The transaction was completed on September 1, 1999.

     Inamed is a global surgical and medical device company engaged in the development, manufacturing and marketing of medical devices for the plastic, reconstructive and aesthetic surgery markets, as well as devices to treat obesity. Inamed common stock was quoted on the OTC Bulletin Board, and since September 30, 1999 has been quoted on the Nasdaq National Market, under the symbol IMDC.

                                                                         ANNEX B


ITEM 7(B)               PRO FORMA FINANCIAL INFORMATION

     The following historical and unaudited pro forma consolidated financial information gives effect to the September 1, 1999 merger transaction whereby Collagen Aesthetics Inc. ("Collagen") became a wholly-owned subsidiary of Inamed Corporation (the "Company"). The information has been derived from consolidated historical financial statements of the Company for the year ended December 31, 1998 and the nine months ended September 30, 1999, and Collagen's consolidated historical financial statements for the years ended June 30, 1999 and June 30, 1998, and Collagen's consolidated historical financial statements for the six months ended December 31, 1997 and 1998 and the two months ended August 31, 1999. In preparing these pro forma data, the Company has used what it believes are reasonable methods to conform the bases of presentation of the Company's and Collagen's historical financial statements.

     The Company has accounted for the Collagen acquisition using the purchase method. Under the purchase method of accounting, tangible and intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the acquisition, over the net assets acquired has been classified as goodwill. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation. The Company's in the process of having an appraisal performed of the net assets acquired. Based upon this appraisal some assets and other intangibles may be amortized over a shorter life than the goodwill amortization period of 30 years.

     The unaudited pro forma statement of operations for the periods presented has been prepared by combining the Company's audited statement of income for the year ended December 31, 1998 and its unaudited statement of income for the nine months ended September 30, 1999 with Collagen's unaudited statement of operations for the twelve months ended December 31, 1998 and the eight months ended August 31, 1999, giving effect to the acquisition as though it occurred on January 1, 1998. The unaudited consolidated balance sheet data also reflects the September 1, 1999 acquisition of Collagen by the Company. The unaudited pro forma financial statements do not reflect management's anticipated cost savings resulting from the integration of Collagen's business and operations into the Company's existing business and operations.


     The pro forma information is presented for informational purposes only and is not necessarily indicative of actual results that would have been achieved had the Collagen acquisition been consummated on the dates or for the periods indicated and do not purport to indicate results of operations as of any future period. This unaudited pro forma consolidated financial information should be read in conjunction with the Company's consolidated financial statements and the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's
Form 10-K for the year ended December 31, 1998 and Form 10-Q for the quarter ended September 30, 1999.

                       INAMED CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (IN 000'S)

================================================================================


                                                                    Unaudited                         Audited
                                                               September 30, 1999               December 31, 1998
                                                               ------------------               -----------------
         Assets

Current assets:
     Cash and cash equivalents                                      $  15,474                        $  11,873
     Trade accounts receivable, net of allowance for
         doubtful accounts and returns and allowances
         of $6,513 and $6,158                                          38,337                           23,169
     Inventories                                                       28,098                           17,855
     Prepaid expenses and other current assets                         15,038                            1,337
     Income tax refund receivable                                         960                              726
     Deferred income taxes                                             19,103                            8,000
                                                                    ---------                        ---------
          Total current assets                                        117,010                           62,960
                                                                    ---------                        ---------
Property and equipment, at cost:
     Machinery and equipment                                           27,160                           14,170
     Furniture and fixtures                                            25,412                            3,418
     Leasehold improvements                                            17,033                           11,986
                                                                    ---------                        ---------
                                                                       69,605                           29,574
     Less accumulated depreciation
         and amortization                                             (43,408)                         (16,751)
                                                                    ---------                        ---------
         Net property and equipment                                    26,197                           12,823
                                                                    ---------                        ---------
Notes receivable, net of allowance of $467                              2,765                            2,769

Intangible assets, net                                                147,912                            1,015

Deferred income taxes                                                   4,278                               --

Other assets, at cost                                                  20,698                            1,140
                                                                    ---------                        ---------
Total assets                                                        $ 318,860                        $  80,707
                                                                    =========                        =========


                                   (continued)

      See accompanying Notes to Unaudited Pro Forma Financial Statements.

                       INAMED CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (IN 000'S)

================================================================================


                                                                        Unaudited                       Audited
                                                                    September 30, 1999             December 31, 1998
                                                                    ------------------             -----------------
     Liabilities and Stockholders'  Equity

Current liabilities:
     Current installments of long-term debt                             $      14                      $      51
     Notes payable to bank                                                  1,372                          1,186
     Accounts payable                                                      16,519                         12,226
     Accrued liabilities:
         Salaries, wages, and payroll taxes                                12,954                          2,681
         Interest                                                           1,469                          2,032
         Self-insurance                                                     4,123                          3,649
         Merger and integration costs                                      28,070                             --
         Provision for disposal of discontinued operations                  4,431                             --
         Other                                                             17,875                         10,244
     Royalties payable                                                      3,455                          5,061
     Taxes payable                                                         23,350                          1,318
     Note payable, escrow agent                                                --                         25,500
                                                                        ---------                      ---------
           Total current liabilities                                      113,632                         63,948
                                                                        ---------                      ---------
Long-term debt                                                            155,000                         27,767
Provision for disposal of discontinued operations                           5,495                             --
Deferred grant income                                                       1,025                          1,235
Deferred income taxes                                                         687                            382
Commitments and contingencies                                                  --                             --
Redeemable common stock, $.01 par value
     426,323 shares issued and outstanding
     stated at redemption value $7.04 per share                                --                          3,000

Stockholders' equity:
     Preferred stock, $0.01 par value
         Authorized 1,000,000 shares; none issued                              --                             --
     Common stock, $0.01 par value
         Authorized 25,000,000 shares; issued
         and outstanding 17,187,594 and 11,010,290                            172                            110
     Additional paid-in capital                                            74,778                         37,605
     Accumulated other comprehensive (loss) income                         (3,410)                           269
     Accumulated deficit                                                  (28,519)                       (53,609)
                                                                        ---------                      ---------
          Stockholders' equity (deficiency)                                43,021                        (15,625)
                                                                        ---------                      ---------
Total liabilities and stockholders' equity                              $ 318,860                      $  80,707
                                                                        =========                      =========


      See accompanying Notes to Unaudited Pro Forma Financial Statements.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998

                                                                     COLLAGEN
                                                                    ACQUISITION
                                                                     PRO FORMA       PRO FORMA
                                               INAMED    COLLAGEN   ADJUSTMENTS    CONSOLIDATED
                                              --------   --------   -----------   ---------------
                                                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)
Net sales...................................  $131,566   $82,128     $     --        $213,694
Cost of goods sold..........................    47,954    22,777           --          70,731
                                              --------   -------     --------        --------
  Gross profit..............................    83,612    59,351           --         142,963
                                              --------   -------     --------        --------
Operating expenses
  Selling, general and
    administrative..........................    61,577    40,354           --         101,931
  Amortization of goodwill..................        --       414         4,648(A)       5,062
  Research and development..................     9,366     6,359           --          15,725
  Restructuring expense.....................     4,202     1,541           --           5,743
                                              --------   -------     --------        --------
        Total operating expenses............    75,145    48,668        4,648         128,461
                                              --------   -------     --------        --------
Operating income (loss).....................     8,467    10,683       (4,648)         14,502
Net interest income (expense) and other
  financing costs...........................    (3,812)      589      (17,825)(C)     (21,048)
Amortization of deferred financing costs....        --        --       (6,975)(B)      (6,975)
Net gain on investments.....................        --       314           --             314
Other income (expense)......................       686       (46)          --             640
                                              --------   -------     --------        --------
Income (loss) before income tax expense
  (benefit).................................     5,341    11,540      (29,448)        (12,567)
Provision (benefit) for income taxes........    (8,432)    6,726       (2,441)(D)      (4,147)
Minority interest...........................        --        12           --              12
                                              --------   -------     --------        --------
Income (loss) from continuing operations....  $ 13,773   $ 4,802     $(27,007)       $ (8,432)
                                              ========   =======     ========        ========
Earnings per share from continuing
  operations
  Basic.....................................  $   1.33                               $  (0.81)
                                              ========                               ========
  Diluted...................................  $   1.05                               $  (0.81)
                                              ========                               ========
Weighted average common shares
  outstanding(F)
  Basic.....................................    10,387                                 10,387
  Diluted(G)................................    14,185                                 14,185

      See accompanying Notes to Unaudited Pro Forma Financial Statements.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                     INAMED            COLLAGEN        COLLAGEN
                                  NINE MONTHS        EIGHT MONTHS     ACQUISITION
                                     ENDED               ENDED         PRO FORMA     PRO FORMA
                               SEPTEMBER 30, 1999   AUGUST 31, 1999   ADJUSTMENTS   CONSOLIDATED
                               ------------------   ---------------   -----------   ------------
                                           (IN THOUSANDS EXCEPT FOR PER SHARE DATA)
Net sales....................       $123,722            $57,390        $     --       $181,112
Cost of goods sold...........         36,597             17,044              --         53,641
                                    --------            -------        --------       --------
Gross profit.................         87,125             40,346              --        127,471
                                    --------            -------        --------       --------
Operating expenses
  Selling, general and
    administrative...........         49,940             26,820              --         76,760
  Amortization of goodwill...             69                552           3,486(A)       4,107
  Research and development...          6,802              2,997              --          9,799
                                    --------            -------        --------       --------
        Total operating
          expenses...........         56,811             30,369           3,486         90,666
                                    --------            -------        --------       --------
Operating income (loss)......         30,314              9,977          (3,486)        36,805
Net interest income (expense)
  and other financing
  costs......................         (5,186)               254         (13,369)(C)    (18,301)
Other income (expense).......            (38)                --              --            (38)
                                    --------            -------        --------       --------
Income (loss) before income
  tax expense (benefit)......         25,090             10,231         (16,855)        18,466
Provision (benefit) for
  income taxes...............             --              4,062           2,032(D)       6,094
                                    --------            -------        --------       --------
Income (loss) from continuing
  operations.................       $ 25,090            $ 6,169        $(18,887)      $ 12,372
                                    ========            =======        ========       ========
Earnings per share from
  continuing operations
  Basic......................          $1.74                                             $0.86
                                    ========                                          ========
  Diluted(F).................          $1.39                                             $0.68
                                    ========                                          ========
Weighted average common
  shares outstanding(E)
  Basic......................         14,444                                            14,444
  Diluted(F).................         18,063                                            18,063

      See accompanying Notes to Unaudited Pro Forma Financial Statements.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                    (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

PRO FORMA INCOME STATEMENT ADJUSTMENTS

    (A) Records adjustment to depreciation and amortization expense as follows:

        Goodwill acquired totalled approximately $140,000 and represents the excess of purchase price over the identifiable and intangible assets of Collagen. We are in the process of having an independent appraisal performed. Based upon the results of the appraisal, the amount allocated to goodwill based on management's estimates in the accompanying pro forma financial statements may change and the amortization period may be shorter, which may have a material impact on the pro forma financial statements.

       Goodwill is to be amortized over its estimated useful life of 30 years consistent with our established policy.

    The 30-year estimated useful life of goodwill is derived from management's analysis of:

          - the historical lives and future estimated lives of customer relationships which are the core of our business;

          - the longevity and continuing use of the base practice management systems; and

          - the relatively minor impact of technological obsolescence on our core products and services.

    (B) To record the amortization of deferred financing fees related to the bridge loan facility over its nine-month term.

    (C) Interest expense on the Company's $155,000 bridge loan facility based on average LIBOR interest rate of 5.5% plus 600 basis points. If the interest rate fluctuated by 1.0%, the effect on interest expense would be $1,550 annually.

    (D) Adjusts the provision for income taxes based on other pro forma adjustments. As disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, the Company has available net operating loss carryforwards, which are available to offset future taxable income. During 1998, the Company adjusted its valuation allowance with respect to its ability to recognize currently a portion of the future tax benefits resulting from the utilization of the net operating loss carryforwards. Accordingly, the Company recognized an income tax benefit in 1998 and no tax expense for the nine months ended September 30, 1999. Assuming continued profitability in the future, the Company's effective tax rate will approximate a tax rate consistent with its earnings (assume 33% effective tax rate).

    (E) As of October 20, 1999 there were 17,202,594 shares of common stock outstanding.

    (F) Had the Company's pretax net income been taxed using an effective rate of 33%, the Company would have had diluted earnings per share of $0.93 for the nine months ended September 30, 1999 and diluted earnings per share of $0.13 for the nine months ended September 30, 1998.